EXHIBIT 10.20	FINAL EXECUTION VERSION
06/12/08

FORBEARANCE AGREEMENT AND AMENDMENT NO. 1
TO SECOND LIEN TERM LOAN AGREEMENT

THIS FORBEARANCE AGREEMENT AND AMENDMENT NO. 1 TO SECOND LIEN TERM LOAN AGREEMENT (this “Agreement”), dated as of June 2, 2008, is among Aurora Oil & Gas Corporation, a Utah corporation (the “Borrower”), BNP PARIBAS, as administrative agent for the Lenders (in such capacity together with any successors thereto, the “Administrative Agent”), and the Lenders.

RECITALS

WHEREAS, the Borrower, the Administrative Agent and the Lenders entered into that certain Second Lien Term Loan Agreement, dated as of August 20, 2007 (together with all amendments, restatements, supplements or other modifications from time to time made thereto, the “Loan Agreement”), pursuant to which the Lenders have made Loans to the Borrower;

WHEREAS, the Borrower has notified the Administrative Agent that it has suffered certain identified Defaults or Events of Default and failed or may shortly fail to comply with certain covenants set forth in the Loan Agreement, with the result being that certain identified Defaults or Events of Default have occurred or may occur and be continuing under the Loan Agreement;

WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders (1) permanently waive certain identified Events of Default, and (2) forbear and not waive, but instead refrain from exercising any available rights and remedies in respect of certain other potential identified Defaults or Events of Default, and the Administrative Agent and the Lenders are willing to do so but only on the terms, conditions and limitations hereinafter set forth;

WHEREAS, the Borrower, Hudson Pipeline & Processing Co., LLC (the “Guarantor”), the Administrative Agent and the Lenders also intend to amend the Loan Agreement as hereinafter set forth;

NOW, THEREFORE, in consideration of the foregoing, the mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

SECTION 1.  DEFINED TERMS.

Unless expressly defined herein, all defined terms used herein shall have the same meanings as set forth in the Loan Agreement. Section references are to sections in the Loan Agreement unless otherwise noted.

SECTION 2.  WAIVER AND CONSENT.

2.1  Waiver of Defaults. The Borrower has informed the Administrative Agent and the Lenders that it has failed to comply with the financial covenant in Section 9.01(b) for the period ending prior to and including March 31, 2008. In addition, the Borrower has informed the Administrative Agent and the Lenders that it has failed to achieve daily production required in Section 8.18 as of March 31, 2008. The Borrower hereby requests, and the Lenders hereby do, permanently waive any Default or Event of Default under Section 10.01(d) and (e) resulting from the non-compliance with Sections 9.01(b) and 8.18 for any date of determination occurring on or prior to and including March 31, 2008 (such Defaults and Events of Default being referred to herein as the “Waived Defaults”). The waiver in this Section 2.1 is limited to the Waived Defaults and shall not be construed as a waiver of any Defaults or Events of Default under such Sections of the Loan Agreement for any periods other than those specified herein and shall not apply to any other Defaults or Events of Default that may exist or arise later.

2.2  Consent to Sale of Woodford Shale Oil and Gas Properties. Subject to compliance with the following sentence, the Lenders hereby consent under Section 9.12 to the sale of certain Oil and Gas Properties located in Cleveland, Pottawatomie and McClain Counties in Oklahoma which do not contain any Proved Reserves as of the date of this Agreement and which are commonly known as the Woodford Shale (the “Woodford Shale Oil and Gas Properties”) or all of the Equity Interests of the Wholly-Owned Subsidiary owning the Woodford Shale Oil and Gas Properties (and which owns no other Properties other than Properties ancillary thereto); provided that (a) no Default or Event of Default under any Section of the Loan Agreement (other than the Designated Defaults or the Waived Defaults) exists at the time of such sale, and (b) such sale is substantially all cash and results in a gross cash amount in excess of the aggregate purchase price paid for the Woodford Shale Oil and Gas Properties. In the event the Borrower sells all or any material portion of the Woodford Shale Oil and Gas Properties (or the Equity Interests in the Wholly-Owned Subsidiary owning such Properties), the Borrower will, on the next Business Day after it receives any cash proceeds associated therewith, use 50% of the net cash proceeds to prepay Loans outstanding under the Senior Revolving Credit Agreement, including any Borrowing Base Deficiency, to be applied in accordance with Section 3.04 of the Senior Revolving Credit Agreement, as such section may be modified by certain Forbearance Agreement and Amendment No. 1 to Credit Agreement related to the Senior Revolving Credit Agreement.

SECTION 3.  FORBEARANCE.

3.1  Acknowledgement of Designated Defaults. The Borrower and the Guarantor acknowledge and agree as follows:

(a)  the Borrower is or may be in default of, is or may be in or breach of or has failed or may fail to comply with certain covenants contained in the Loan Documents, as and to the extent further described on Schedule I attached hereto (such defaults being collectively referred to herein as the “Designated Defaults”); and

(b)  the Majority Lenders in accordance with, and subject to, the terms of the Loan Documents have the right to accelerate the Loans outstanding under the Loan Agreement and to make demands upon the Borrower and the Guarantor for the payment in full of the Indebtedness for the Designated Defaults.

3.2  Agreement to Standstill.

(a)  The Administrative Agent, for itself and on behalf of the Lenders, agrees, subject to the complete satisfaction of the conditions precedent set forth in Section 6 hereof, to forbear and refrain during the period from June 2, 2008, until and including August 15, 2008 (the “Standstill Period”) from (i) accelerating any Loans outstanding under the Loan Agreement, (ii) exercising all rights and remedies and (iii) taking any other enforcement action under the Loan Documents at law or otherwise, in each case, as a result of the Designated Defaults. Nothing contained in this Agreement shall prejudice any rights or remedies that the Administrative Agent or any of the Lenders may have to exercise any rights and remedies during the Standstill Period with respect to any Defaults or Event of Default (whether now existing or hereafter occurring) other than the Designated Defaults. Moreover, nothing contained in this Agreement shall prejudice any rights or remedies the Administrative Agent or any of the Lenders may have to exercise any rights and remedies with respect to the Designated Defaults (other than the Waived Defaults) after expiration of the Standstill Period. The Standstill Period shall terminate upon the occurrence of any Forbearance Termination Event (as defined below).

(b)  Notwithstanding Section 2.04(e) to the contrary, during the Standstill Period, the Designated Defaults shall not serve to prevent the interest elections of the Borrower otherwise permitted under Section 2.04. The Lenders will not impose Post-Default Rate interest for the Designated Defaults during the Standstill Period or thereafter.

3.3  Forbearance Covenants. The Borrower agrees to comply with each of the following covenants during the Standstill Period:

(a)  Monthly Financial Reports. The Borrower shall deliver to the Administrative Agent on or before the twentieth business day of each month, a detailed monthly financial reporting package for the previous month that shall include an account payables aging, status of working capital, monthly production reports and lease operating statements.

(b)  Calls with Lenders. The Borrower and its advisors shall participate in monthly conference calls with the Administrative Agent, the Lenders and their advisors during which a Financial Officer of the Borrower shall provide the Administrative Agent with an update on restructuring and cost reduction efforts.

(c)  Additional Mortgages. No later than August 18, 2008, the Borrower will execute and deliver (or cause to be executed and delivered) additional mortgages in form and substance reasonably satisfactory to the Administrative Agent such that after giving effect to such additional mortgages, the Administrative Agent, for the benefit of the Lenders, will have second priority Liens on not less than 90% of the PV10 of all proved Oil and Gas Properties evaluated in the Reserve Report most recently delivered prior to such date.

3.4  Forbearance Termination Events. Each of the following events shall constitute a “Forbearance Termination Event”:

(a)  Failure of the Borrower or the Guarantor to observe or perform any term, covenant, condition or agreement applicable to it contained in this Agreement or the failure of any representation or warranty made in this Agreement to be true in all material respects when made; or

(b)  The occurrence of any Event of Default under the Loan Agreement or any other Loan Document, other than the Designated Defaults.
The Borrower and the Guarantor acknowledge and agree that upon the earlier of (i) the occurrence of a Forbearance Termination Event, or (ii) August 15, 2008, the Standstill Period shall terminate without the need for any further action by, or notice being due from, the Administrative Agent or any of the Lenders. Further, upon the occurrence of a Forbearance Termination Event, the Administrative Agent and each of the Lenders shall be entitled (but not required) to exercise any or all of their rights and remedies under and in accordance with the Loan Documents or applicable law as a result of the Designated Defaults (other than the Waived Defaults) and/or any other Defaults, Events of Default under the Loan Documents.

SECTION 4.  AMENDMENT TO LOAN AGREEMENT.

4.1  Amendment to Section 1.02. Section 1.02 is hereby amended in its entirety to read as follows:

“Applicable Margin” means, with respect to each Tranche, a rate per annum equal to 9.5%.

4.2  Amendment to Section 3.02(d). Section 3.02(d) is hereby amended in its entirety to read as follows:

(d) Interest Payment Dates. Accrued interest on the principal amount of each Loan shall be payable in arrears on each Interest Payment Date for such Tranche and on the Maturity Date; provided that (i) 3.5% per annum of the accrued interest payable shall be capitalized and added to the aggregate outstanding principal of the Loans, and such additional principal shall accrue interest compounded quarterly at a per annum rate equal to the Adjusted LIBO Rate plus the Applicable Margin, (ii) interest accrued pursuant to Section 3.02(c) shall be payable on demand and (iii) in the event of any prepayment or principal of any Loan, accrued interest on the principal amount prepaid shall be payable on the date of such prepayment. For the purposes of the interest rate calculation, in no event shall the Adjusted LIBO Rate be less than 4%.

4.3  Reaffirmation of Obligations. The Borrower and the Guarantor each hereby acknowledges that the Loan Agreement, the Notes and all of the Loan Documents constitute the valid and binding obligations of the Borrower and the Guarantor enforceable against such Person in accordance with their respective terms, and the Borrower and the Guarantor each hereby reaffirms their respective obligations under the Loan Documents. None of (a) the entry by the Administrative Agent or any of the Lenders into this Agreement, (b) the acceptance of any payment from the Borrower or the Guarantor, (c) any other action or failure to act on the part of the Administrative Agent or any of the Lenders, in any case, shall constitute or has constituted a modification or extension of the Loan Agreement, the Notes or any other Loan Documents or (d) any other action or failure to act on the part of the Administrative Agent or any of the Lenders during the Standstill Period shall, in any case, constitute a waiver of any Defaults or Events of Default under the Loan Documents, except as expressly set forth in this Agreement.

SECTION 5.  REPRESENTATIONS AND WARRANTIES.

The Borrower and the Guarantor represent and warrant to the Administrative Agent and the Lenders that:

5.1  This Agreement. This Agreement has been duly executed and delivered by the Borrower and the Guarantor and constitutes the legal, valid and binding obligation of the Borrower and the Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally, and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

5.2  Loan Agreement. The Loan Agreement and each of the Loan Documents, as they may be modified by this Agreement, remain in full force and effect and remain the valid and binding obligation of the Borrower and the Guarantor enforceable against the Borrower and the Guarantor in accordance with their terms. The Borrower and the Guarantor each hereby ratifies and confirms the Loan Agreement and each of the Loan Documents to which it is a party, as they may have been previously amended and as they may be further amended by this Agreement.

5.3  Loan Documents. All representations and warranties set forth in the Loan Documents are true and correct in all material respects as of the date hereof, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties are true and correct as of such specified earlier date.

5.4  Nonwaiver. Except as set forth herein, the execution, delivery, performance and effectiveness of this Agreement shall not operate nor be deemed to be nor construed as a waiver (i) of any right, power or remedy of the Administrative Agent or any of the Lenders under the Loan Agreement or any of the other Loan Documents, (ii) of any other term, provision, representation, warranty or covenant contained in the Loan Agreement, any other Loan Documents or any other instruments or documents executed in connection therewith. Further, except as set forth herein, none of the provisions of this Agreement shall constitute, be deemed to be or construed as, a waiver of any Defaults or Events of Default under the Loan Agreement, as amended by this Agreement, or any Defaults or Events of Default other than the Waived Defaults. Except as set forth herein, any Defaults and/or Events of Default (including, without limitation, the Designated Defaults (other than the Waived Defaults)), if any, shall continue and shall not be deemed waived or cured in any way by the execution of this Agreement.

5.5  Defaults. After giving effect to the terms of this Agreement, except for the Designated Defaults, no event has occurred or is continuing which, with the giving of notice or the passage of time, or both, would constitute Defaults or Events of Default under any of the Loan Documents.

5.6  Third-Party Actions. No attachments, executions, assignments for the benefit of creditors, receiverships, conservatorships or voluntary or involuntary proceedings in bankruptcy or actions pursuant to any other debtor relief laws are pending against the Borrower or the Guarantor.

5.7  Mutual Agreement; Legal Consultation. This Agreement has been entered into without force or duress, of the free will of the Borrower, the Guarantor, the Administrative Agent and each of the Lenders. The Borrower, the Guarantor the Administrative Agent and each of the Lenders have read and understand this Agreement, have consulted with and been represented by legal counsel in connection herewith, and have been advised by their counsel of their rights and obligations hereunder. The decision by each signatory to enter into this Agreement is a fully informed decision, and each such signatory is aware of all legal and other ramifications of such decision.

SECTION 6.  CONDITIONS PRECEDENT.

In addition to all of the other conditions and agreements set forth herein, the effectiveness of this Agreement is subject to the following conditions precedent:

6.1  Execution of this Agreement. The Administrative Agent shall have received counterparts of this Agreement duly executed by the Borrower, the Guarantor, the Administrative Agent and each of the Lenders.

6.2  Acknowledgment of Guarantor. The Administrative Agent shall have received, from the Guarantor, a duly executed counterpart of the Guarantor Acknowledgment and Release, in substantially the form of Exhibit A.

6.3  Amendment to the Senior Revolving Credit Agreement. The Administrative Agent shall have received a fully executed copy of the Forbearance Agreement and Amendment No.1 to Credit Agreement in substantially the form of Exhibit B.

6.4  Fees and Expenses. The Administrative Agent and/or the Lenders, as appropriate, shall have received payment of all reasonable, necessary and documented out-of-pocket fees, costs and expenses incurred by the Administrative Agent and the Lenders in connection with this Agreement, including, but not limited to, such attorney’s fees, costs and expenses incurred in connection with the evaluation, negotiation, drafting, implementation, administration and enforcement of this Agreement, and any other agreements, documents or instruments referred to herein or contemplated hereby to the extent invoiced.

SECTION 7.  MISCELLANEOUS

7.1  Reference to and Effect on the Loan Agreement. Upon the effectiveness of this Agreement, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof’, “herein”, or words of like import shall mean and be a reference to the Loan Agreement, as it may be amended hereby, and each reference to the Loan Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Loan Agreement shall mean and be a reference to the Loan Agreement, as it may be amended hereby.

7.2  Status of Loan Documents; No Novation. Except as otherwise expressly provided in this Agreement, and both during, and following the expiration of, the Standstill Period, the Loan Documents and the Indebtedness shall remain in full force and effect and shall not be waived, modified, superseded or otherwise affected by this Agreement, except as expressly set forth herein. This Agreement is not a novation nor is it to be construed as a release, waiver or modification of any of the terms, conditions, representations, warranties, covenants, rights or remedies set forth in the Loan Documents, except as expressly set forth herein. The Administrative Agent and each of the Lenders reserve all rights, claims and remedies that they have or may have against the Borrower or the Guarantor (or any other Person), except as expressly set forth in this Agreement.

7.3  Release of Lenders. IN CONSIDERATION OF THIS AGREEMENT AND, SUBJECT TO THE CONDITIONS STATED HEREIN, THE BORROWER AND THE GUARANTOR EACH HEREBY RELEASES, ACQUITS, FOREVER DISCHARGES, AND COVENANTS NOT TO SUE, THE ADMINISTRATIVE AGENT AND EACH OF THE LENDERS, ALONG WITH ALL OF THEIR BENEFICIARIES, OFFICERS, DIRECTORS, AGENTS, EMPLOYEES, SERVANTS, ATTORNEYS AND REPRESENTATIVES, AS WELL AS THEIR RESPECTIVE HEIRS, EXECUTORS, LEGAL REPRESENTATIVES, ADMINISTRATORS, PREDECESSORS IN INTEREST, SUCCESSORS AND ASSIGNS (EACH INDIVIDUALLY, A “RELEASED PARTY” AND COLLECTIVELY, THE “RELEASED PARTIES”) FROM ANY AND ALL CLAIMS, DEMANDS, DEBTS, LIABILITIES, SUITS, OFFSETS AGAINST THE INDEBTEDNESS EVIDENCED BY THE LOAN DOCUMENTS AND ACTIONS, CAUSES OF ACTION OR CLAIMS FOR RELIEF OF WHATEVER KIND OR NATURE, WHETHER KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED BY BORROWER OR THE GUARANTOR, WHICH BORROWER, THE GUARANTOR OR ANY SUBSIDIARY MAY HAVE OR WHICH MAY HEREAFTER ACCRUE RELATED TO ANY ACTIONS OR FACTS OCCURRING PRIOR TO THE DATE OF THIS AGREEMENT AGAINST ANY RELEASED PARTY, FOR OR BY REASON OF ANY MATTER, CAUSE OR THING WHATSOEVER OCCURRING ON OR PRIOR TO THE DATE OF THIS AGREEMENT, WHICH RELATE TO, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY THE LOAN AGREEMENT, ANY NOTE, ANY SECURITY INSTRUMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS EVIDENCED THEREBY, INCLUDING, WITHOUT LIMITATION, ANY DISBURSEMENTS UNDER THE LOAN AGREEMENT, ANY NOTES, THE NEGOTIATION OF ANY OF THE LOAN AGREEMENT, THE NOTES, THE MORTGAGES OR THE OTHER LOAN DOCUMENTS, THE TERMS THEREOF, OR THE APPROVAL, ADMINISTRATION, ENFORCEMENT OR SERVICING THEREOF.

7.4  Modification. Any amendments or modifications of this Agreement or any provision of this Agreement shall be effectuated in accordance with Section 12.02.

7.5  Limitation on Relationship. This Agreement and the Loan Documents do not and shall not be deemed or construed to create, a partnership, tenancy in common, joint tenancy, joint venture, co-ownership or any other relationship aside from a debtor-creditor relationship among, the Borrower, the Administrative Agent and the Lenders.

7.6  Notices. Any notice required or desired to be served, given or delivered hereunder shall be given in the manner provided in Section 12.01, mutatis mutandis.

7.7  Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

7.8  Counterparts. This Agreement may be executed in any number of counterparts, including by facsimile signature or other electronic means (i.e., PDF or similar transmission) with hard copy to follow, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

7.9  Headings. The various headings used in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

7.10  GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL, ETC. THE PROVISIONS OF SECTION 12.09 SHALL APPLY TO THIS AGREEMENT.

7.11  Signing by Lenders. This Agreement shall be effective, as provided in Section 5 above, upon execution and delivery hereof by the Borrower, the Guarantor, the Administrative Agent and each of the Lenders.

7.12  Construction; Integration. This Agreement has been freely negotiated by the parties and the principle of construction against draftsmen shall have no application in the interpretation of this Agreement. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

7.13  Approval of Amendment to Senior Revolving Credit Agreement. The Lenders hereby approve the Amendment to the Senior Revolving Credit Agreement substantially in the form attached as Exhibit B.

[THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, this Agreement is executed as of June 2, 2008.

AURORA OIL & GAS CORPORATION

By:	/s/ William W. Deneau
Name: William W. Deneau Title: Chief Executive Officer

HUDSON PIPELINE & PROCESSING CO., LLC By: AURORA Oil & Gas Corporation, its sole manager

By:	/s/ William W. Deneau
Name: William W. Deneau Title: Chief Executive Officer

BNP PARIBAS, as Administrative Agent and a Lender

By:/s/ Douglas R. Liftman
Name:Douglas R. Liftman
Title:Managing Director

By:/s/ Betsy Jocher
Name:Betsy Jocher
Title:Director

D. E. SHAW LAMINAR PORTFOLIOS, L.L.C., as a Lender

By: /s/ Daniel Posner
Name: Daniel Posner
Title: Authorized Signatory

CIT CAPITAL USA, INC., as a Lender

By: /s/ George E. McKean
Name: George E. McKean
Title: Vice President

ENERGY COMPONENTS SPC UP-AND MIDSTREAM SEGREGATED PORTFOLIO, as a Lender

By: _____________
Name: _____________
Title: _____________

EXHIBIT A

[FORM OF] GUARANTOR ACKNOWLEDGMENT AND RELEASE
The undersigned, Hudson Pipeline & Processing Co., LLC, a Michigan limited liability company (the “Guarantor”), hereby acknowledges and agrees to the terms of the foregoing Forbearance Agreement and Amendment No. 1 to Second Lien Term Loan Agreement, dated as of June 2, 2008 (the “Forbearance Agreement”). Unless expressly defined herein, all defined terms used herein shall have the same meanings as set forth in the Forbearance Agreement.

The Guarantor hereby represents and warrants that the Second Lien Guaranty and Collateral Agreement (the “Guarantee”) executed and delivered by the undersigned to the Administrative Agent, dated as of August 20, 2007, remains the valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with the terms of, and the Guarantor hereby reaffirms its obligations under, such Guarantee.

In consideration of the Forbearance Agreement and, subject to the conditions stated therein, the Guarantor hereby releases, acquits and forever discharges the Administrative Agent and each of the Lenders that executes and delivers a counterpart of the Forbearance Agreement to the Administrative Agent, along with all of their beneficiaries, officers, directors, agents, employees, servants, attorneys and representatives, as well as their respective heirs, executors, legal representatives, administrators, predecessors in interest, successors and assigns (each individually, a “Released Party”, collectively, the “Released Parties”) from any and all claims, demands, debts, liabilities, suits, offsets against the indebtedness evidenced by the Loan Documents and actions, causes of action or claims for relief of whatever kind or nature, whether known or unknown, suspected or unsuspected by the Borrower or the Guarantor, which the Borrower or the Guarantor may have or which may hereafter accrue against any Released Party, for or by reason of any matter, cause or thing whatsoever occurring on or prior to the date of this Agreement related to any actions or facts occurring prior to the date of the Forbearance Agreement, which relate to, in whole or in part, directly or indirectly the Loan Agreement, any Note, any Mortgage, any other Loan Document or the transactions evidenced thereby, including, without limitation, any disbursements under the Loan Agreement, any Notes, the negotiation of any of the Loan Agreement, the Notes, the Mortgages or the other Loan Documents, the terms thereof, or the approval, administration, enforcement or servicing thereof.

HUDSON PIPELINE & PROCESSING CO., LLC

By: Aurora Oil & Gas Corporation, its sole manager

By: /s/ William W. Deneau
Name: William W. Deneau
Dated: Chief Executive Officer

EXHIBIT B

SCHEDULE I

DESIGNATED DEFAULTS

Any Defaults or Event of Defaults under Section 10.01(d) and (e) resulting from the non-compliance with Sections 8.18 or 9.01(a) or (b) that occurred or may occur prior to and including June 30, 2008, even if reported after June 30, 2008.

Any cross defaults to Sections 8.18 or 9.01(a) or (b) of the Senior Revolving Credit Agreement under Section 10.01(g) related to any period prior to and including June 30, 2008.

For the avoidance of doubt, Designated Defaults do not include any Waived Defaults.